Exhibit 10.4

                            THIRD AMENDMENT TO LEASE

This Amendment to Lease is made by and between Uenaka Family Partnership, a California general partnership ("Lessor") and KAL Equity Group, Ltd., a Nevada corporation ("Lessee") on the 5th day of September 2003.

WHEREAS, Lessee entered into a lease for office space dated March 19, 2001, subsequently amended by the First Amendment to Lease and the Second Amendment to Lease, (together known herein as the "Lease") for that certain office space commonly known as Suite 200, 95 First Street, Los Altos, California 94022; and

WHEREAS, Lessee and Lessor wish to change Lessee's premises, extend the Lease, and make certain tenant improvements; and

WHEREAS, Lessee and Lessor wish to amend the Lease effective as of October I, 2003; and

WHEREAS, all provisions of the Lease are hereby confirmed as stated, except as specifically modified in the numbered paragraphs below.

NOW, THEREFORE, Lessee and Lessor agree to the following provisions of this Third Amendment:

1) Premises Defined: Lessee shall lease from Lessor and Lessor shall lease to Lessee the 3,121 rentable square feet on the second floor of the building noted on Exhibit A and commonly known as suite 240 (hereinafter "Suite 240 Premises"). The 1,057 rentable square feet on the first floor of the building and commonly known as suite 120 shall be referred to as the Suite 120 Premises. Upon the completion of Lessee's vacation from the Suite 120 Premises (see paragraph 2 below), Lessee shall lease from Lessor 5,199 rentable square feet at 95 First Street consisting of 3,121 rentable square feet within the Suite 240 Premises and 2,078 rentable square feet within suite 200 (hereinafter "Suite 200 Premises"). The Suite 200 Premises and the Suite 240 Premises are hereinafter known as the Premises.

2) Vacation from Suite 120: Lessee shall release its lease on the Suite 120 Premises in accordance with this paragraph. Lessee shall, no later than 2 p.m. on October 2, 2003: (a) remove all its personal property from Suite 120 Premises; (b) vacate Suite 120 Premises; and (c) conduct a walk-through move-out inspection by appointment with Lessor's agent, Portfolio Realty Management, Inc. and remit all keys to Suite 120 Premises after (a) and (b) above are completed (but no later than 2 p.m. on October 2, 2003). No improvements made by Lessee within Suite 120 Premises shall be removed by Lessee. Otherwise, the standards of normal wear and tear shall apply. Lessee shall not owe any rent beyond September 30, 2003 for Suite 120 Premises should it comply with all of the above provisions of this paragraph. However, should Lessee holdover within Suite 120 Premises for any reason beyond October 2, 2003, then Lessee shall owe rent on a per diem basis from October 1, 2003.

3) Term: The term for the Lease as amended by this Third Amendment to Lease shall begin on October 1, 2003 and shall expire on September 30, 2009.

4) Rent: The Base Rent per month due for the Premises shall be in accordance with the following schedule - Time Period Amount/Mo.

                    October 1, 2003 - December 31, 2003         $ 12,226.50
                    January 1, 2004 - February 29, 2004         $ 13,517.40
                    March 1, 2004 - March 31, 2004              $ 14,817.15
                    April 1, 2004 - March 31, 2005              $ 16,168.89
                    April /, 2005 - March 31, 2006              $ 16,815.65
                    April 1, 2006 - March 31, 2007              $ 17,488.27
                    April 1, 2007 - March 31, 2008              $ 18,187.80
                    April 1, 2008 - March 31, 2009              $ 18,915.31
                    April 1, 2009 - September 30, 2009          $ 19,671.93

                        PORTFOLIO REALTY MANAGEMENT, INC.
                                  408/556-0200

5) Tenant Improvements by Lessor: Lessor agrees to install at Lessor's sole cost and expense only the following improvements within Suite 240 Premises, prior to October 1, 2003 except as noted

     (a) Window Blinds: Lessor shall remove the draperies as they exist in the Suite 240 Premises and shall cover each exterior window with mini-blinds to reasonably match those found within the Suite 200 Premises. Lessor shall have all the draperies removed by September 30, 2003, but may have until October 3, 2003 to install the mini-blinds.

     (b) Interior Room: Lessor shall construct a room (walls to the ceiling) with a door containing a lockset within Suite 240 Premises using materials and colors that reasonably match the existing improvements within Suite 240 Premises at the location approximately noted within Exhibit A attached. Lessor may position the new walls so that costs of relocating ceiling lights, fire sprinkler heads and HVAC grills are minimized. Should Lessor need to locate the new walls more than one (1) foot from the locations as shown within Exhibit A, Lessor shall first obtain the permission of Lessee, which shall not be unreasonably withheld. Lessor shall have all the framing, electrical and wallboard installed by September 30, 2003, but may have until October 3, 2003 to hang the door and to do finish painting. Lessor shall provide Lessee with two (2) keys to this room. Lessor shall retain one (1) key in Lessor's key filing system. Whenever Lessee elects to lock this room, the janitorial service will not service this room.

     (c) Keys: Lessor shall re-key Suite 240 Premises to match Lessee's keys to Suite 200 Premises. No copies of keys shall be provided.

6) Security Deposit: Lessee's security deposit is hereby confirmed to be $10,500.

The captions or headings of the above paragraphs are meant for convenience only and are otherwise not part of the Lease as amended. The portions of the paragraphs of similar names in the Lease not modified by this Third Amendment are specifically retained by the parties.


The Lease as modified by this Third Amendment is the entire agreement between the parties. All other discussions and negotiations are superseded by the Lease as modified by this Third Amendment.

IN WITNESS WHEREOF, the parties to this Third Amendment have executed this Third Amendment as of the dates indicated below.


LESSEE:
KAL Equity Group, Ltd.


/s/ Kim Lorz                                10/18/01
------------------------------              --------
Kim A. Lorz, President                      (dated)


LESSOR:
Uenaka Family Partnership

/s/ Itsuo Uenaka                            10/18/01
------------------------------              --------
Its Uenaka, General Partner                 (dated)


                        PORTFOLIO REALTY MANAGEMENT, INC.
                                  408/556-0200
                                   Page 2 of 2

                                    EXHIBIT A
                                   FLOOR PLAN
                             Suite 240, Second Floor
                 95 First Street Building, Los Altos, California

       All dimensions approximate; scale approximately 1/8 inch = I foot.


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